UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2007
CEPHEID
(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
904 Caribbean Drive, Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 2, 2007, Cepheid (the “Company”) entered into a Settlement and Cross-License Agreement (the “Settlement Agreement”) with Idaho Technology, Inc. (“Idaho Technology”) regarding certain Company and Idaho Technology intellectual property (the “Intellectual Property”). The Settlement Agreement provides that the parties shall dismiss with prejudice litigation related to the Intellectual Property. In addition, the Settlement Agreement provides each of the parties with a non-exclusive, worldwide, fully paid, non-terminable, irrevocable license to certain of the other’s patents for use in their respective lines of products, and contains certain covenants by each of the parties not to sue the other. Pursuant to the Settlement Agreement, the Company will also make a payment of $3.35 million to Idaho Technology.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: January 11, 2007	By:	/s/ JOHN R. SLUIS
		Name:	John R. Sluis
		Title:	Chief Financial Officer